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CORBUS PHARMACEUTICALS HOLDINGS, INC.

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CORBUS PHARMACEUTICALS ANNOUNCES ADJOURNMENT OF ANNUAL MEETING

Norwood, MA, May 19, 2021 (GLOBE NEWSWIRE) – Corbus Pharmaceuticals Holdings, Inc. (NASDAQ: CRBP) (“Corbus” or the “Company”), a clinical-stage drug development company pioneering transformative medicines that target the endocannabinoid system, today announced that it has adjourned its 2021 Annual Meeting of Stockholders (the “Annual Meeting”) in order to provide stockholders additional time within which to vote on all proposals, including Proposal 4 to approve an amendment to the Company’s certificate of incorporation to increase the Company’s authorized shares of common stock from 150,000,000 to 300,000,000.

The Company believes there is significant support for Proposal 4. At the time of the Annual Meeting, approximately 85% of the votes cast on Proposal 4 were voted in favor of its approval. Because Proposal 4 must be approved by a majority of the outstanding shares of common stock, however, it has not yet received a sufficient number of votes in its favor. Because Corbus’ Board of Directors continues to believe that Proposal 4 is advisable and in the best interests of the Company’s stockholders to consider and act upon Proposal 4, the Company adjourned the Annual Meeting.

The adjourned meeting will be held at 9:00 a.m. ET on Thursday, June 17, 2021 at the following url: www.viewproxy.com/corbuspharma/2021/vm. The record date for the annual meeting is March 31, 2021.

About Corbus

Corbus Pharmaceuticals Holdings, Inc. is a clinical-stage company focused on the development and commercialization of novel medicines designed to target the endocannabinoid system. The Company’s lead product candidate, lenabasum, is a novel, oral, selective cannabinoid receptor type 2 (CB2) agonist designed to provide an alternative to immunosuppressive medications in the treatment of chronic inflammatory and fibrotic diseases. Lenabasum is currently being evaluated in dermatomyositis and systemic lupus erythematosus. Corbus is also developing a pipeline of other preclinical drug candidates from its endocannabinoid system platform.

Lenabasum is not approved for the treatment of any indication. For more information on Corbus’ clinical programs, please visit here.

For more information, visit http://www.corbuspharma.com/, and connect with us on Twitter, LinkedIn, and Facebook.

Corbus Pharmaceuticals Contacts:

Ted Jenkins, Senior Director, Investor Relations and Corporate Communications

Phone: +1 (617) 415-7745

Email: ir@corbuspharma.com

Lindsey Smith, Director, Investor Relations and Corporate Communications

Phone: +1 (617) 415-7749

Email: mediainfo@corbuspharma.com